ARNOLD INDUSTRIES, INC.
                           AND SUBSIDIARIES
                        625 SOUTH FIFTH AVENUE
                             P. O. BOX 630
                   LEBANON, PENNSYLVANIA  17042-0630


               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD WEDNESDAY, MAY 1, 1996


                         TO THE SHAREHOLDERS:

     The Annual Meeting of the Shareholders of Arnold Industries, Inc. (herein called the "Company" or "Arnold Industries") will be held at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, on Wednesday, May 1, 1996, at 4:00 o'clock p.m., prevailing time, for the following purposes:

     (1)  To elect three (3) directors to serve until the Annual
Meeting of Shareholders in 1998; and

     (2) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting. Management of the Company extends a cordial invitation to all shareholders to attend the meeting.

     The Annual Report of the Company for 1995 is enclosed herewith.

                By Order of the Board of Directors,

                          HEATH L. ALLEN
                             Secretary

Lebanon, Pennsylvania
March 22, 1996


TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE FILL IN, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY IN THE POSTAGE-PAID, PRE-ADDRESSED ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                        ARNOLD INDUSTRIES, INC.
                        625 South Fifth Avenue
                   Lebanon, Pennsylvania  17042-0630


                            PROXY STATEMENT
                                  FOR
         ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 1, 1996


GENERAL

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Registrant, Arnold Industries, Inc. (herein called the "Company" or "Arnold Industries") of proxies for use at the Annual Meeting of Shareholders to be held on Wednesday, May 1, 1996, at 4:00 p.m. prevailing time, at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and at any adjournment or adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about
March 29, 1996.

     A form of proxy is enclosed for use at the Annual Meeting. When the enclosed form of proxy is signed, dated and returned, the shares represented thereby will be voted in accordance with the instructions specified thereon. If no instructions are given, the shares will be voted for the election of the nominees for directors named below and, in the discretion of the proxies, upon such other matters as may properly come before the Annual Meeting. Any shareholder executing a form of proxy may revoke that proxy at any time before it is voted at the meeting.

     The entire cost of soliciting proxies will be borne by the Company, including postage, printing and handling.

     The Company's Annual Report for 1995, including financial statements, accompanies this meeting notice, proxy statement and form of proxy.


VOTING SECURITIES AND RECORD DATE

     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders or any adjournment or adjournments thereof. Shareholders as of that date will receive the Notice of Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report of the Company. As of March 22, 1996, there were 26,652,774 shares of Common Stock issued and outstanding and entitled to notice of, and to vote at, the Annual Meeting of Shareholders. There are no other classes of stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly submitted to the shareholders for action at the Annual Meeting. Shareholders have cumulative voting rights with respect to the election of directors. That is, every shareholder entitled to vote shall have the right to multiply the number of shares which the shareholder is entitled to vote by the total number of directors to be elected and to cast the total number of such votes for one candidate or distribute them among any two or more candidates.


VOTE REQUIRED

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of stock entitled to vote at the meeting is necessary to constitute a quorum. The Company will treat shares of voting stock represented by a properly signed, dated and returned proxy as present at the meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the Company will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which
(i) instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power, and (iii) the recordholder has indicated on the proxy card or otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum.

     The nominees for the Board of Directors receiving a plurality of the votes cast will be elected as Directors.
Abstentions and broker non-votes do not have the effect of negative votes in respect to the foregoing matters.


SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN
BENEFICIAL OWNERS

     The following table sets forth certain information as of February 18, 1996 (unless otherwise noted), with regard to persons with beneficial ownership of five percent (5%) or more of Arnold Industries' outstanding stock:


                                          Amount          Percent
                 Name and Address of      Beneficially      of
Title of Class   Beneficial Owner         Owned           Class

Common Stock     Edward H. Arnold
                 Lebanon, PA............  5,992,096 (1)   22.5%

Common Stock     Daniel R. Efroymson
                 Moriah Fund, Inc.
                 Real Silk Investments, Inc.
                 Indianapolis, IN.......  1,749,560 (2)    6.6%

_________________________

(1) The shares shown include 82,100 shares held by Mr. Arnold's spouse, the beneficial ownership of which is disclaimed by Mr. Arnold. Mr. Arnold exercises sole dispositive and voting power over the remainder of the shares shown in the table above.

(2) Based on information supplied pursuant to Form 13G for the year ended 12/31/95, management is advised that Moriah Fund, Inc., Real Silk Investments and Daniel R. Efroymson exercise sole dispositive and voting power over 979,400, 600,000 and 36,130 shares, respectively, and that Daniel R. Efroymson exercises shared voting and dispositive power over 134,376 shares.


     The following table sets forth certain information as of February 18, 1996, with respect to the beneficial ownership of the outstanding common stock of Arnold Industries by the persons named therein who are board nominees or directors who will continue in office, named executive officers and all directors and executive officers as a group as reported by each person:


                                          Amount          Percent
                 Name and Address of      Beneficially       of
Title of Class   Beneficial Owner         Owned           Class

Common Stock     Edward H. Arnold.......  5,992,096 (1)     22.5%
Common Stock     Kenneth F. Leedy.......    333,600 (2)      1.2%
Common Stock     Heath L. Allen.........    254,920 (3)       *
Common Stock     Ronald E. Walborn......    285,640 (4)      1.1%
Common Stock     Arthur L. Peterson.....      6,300           *
Common Stock     Carlton E. Hughes......     12,000 (5)       *
Common Stock     Paul L. Shiffler.......     11,000 (6)       *
Common Stock     Directors and Officers
                   as a Group (7 in
                   number)..............  6,895,556 (7)      25.5%

* less than 1.0%
_________________________

(1)  See Note (1) of the immediately preceding table.

(2) The shares shown include 168,600 shares covered by incentive and non-qualified stock option(s).

(3) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and 120,000 shares held jointly by Mr. Allen and his spouse.

(4) The shares shown include 88,400 shares covered by incentive and non-qualified stock option(s) and shares held for Mr. Walborn's segregated accounts by the Walborn Shambach
     Associates Profit Sharing Trust and Janney Montgomery Scott,
     Inc.

(5) The shares shown include 10,000 shares covered by non-qualified stock option(s).

(6) The shares shown are comprised of 11,000 shares covered by incentive stock options(s).

(7) The totals include the named individuals who exercise sole voting and dispositive power over the shares shown unless otherwise indicated. See also Notes (1) through (6) above.


                            DIRECTORS

     The Board of Directors is the ultimate governing body of the Company. As such, it has the responsibility for establishing broad corporate policies and objectives and for the overall performance of the Company. Management is accountable to the Board of Directors for the satisfactory conduct of the Company's day-to-day business. Members of the Board are kept informed of the Company's principal activities and plans by various reports and documents sent to them each month, as well as by operating and financial reports and analyses.

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three (3) nor more than seven (7) members, and that the directors shall be divided into two classes as nearly equal in number as possible. The term of office of each class of directors is two years, and the term of office of the two classes overlap. Pursuant to the Company's Bylaws, the Board of Directors has fixed its size at six (6). At the Annual Meeting, three (3) directors are to be elected to hold office until the 1998 Annual Meeting of Shareholders. After the election of three (3) directors at the meeting, the Company will have six (6) directors, including three (3) directors whose present terms extend until the 1997 Annual Meeting of Shareholders.

     In the absence of instructions to the contrary, proxies received pursuant to this solicitation will be voted for the election of Edward H. Arnold, Ronald E. Walborn and Arthur L. Peterson as directors to hold office until the 1998 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Each nominee is presently a director and was elected to his present term of office by the stockholders. There are no arrangements or understandings between any director and any other person pursuant to which he was selected as a director.

     If anyone other than the nominees named below should be nominated for election as a director, the proxies may be voted cumulatively in accordance with the judgment of the persons named therein, so as to elect as directors as many of the nominees listed below as possible. In the event that any nominee declines or is unable to serve as a director (which is not anticipated), the persons named in the accompanying form of proxy shall have full discretion and authority to vote or refrain from voting for such substitute nominee, if any, as may be designated by the Board of Directors.

     Set forth below is information regarding the nominees and the directors who will continue in office on the Company's Board.

Such information includes their names and ages, the principal occupation or employment of each such person during the past five years, including all positions and offices with the Company, and directorships held by such persons in other public companies, if any. Also shown is the year during which each incumbent began continuous service as a director of Arnold Industries, Inc. and/or its predecessor, New Penn Motor Express, Inc. (herein called "New Penn"). On April 1, 1982, each person who was then a director of New Penn also became a director of the Company as a result of the plan of reorganization and merger approved by New Penn's shareholders on March 24, 1982, pursuant to which New Penn became a wholly-owned subsidiary of the Company.

     The Board of Directors of the Company meets on a regularly scheduled basis and, during 1995, met on six separate occasions.

To be Elected for a Two-Year Term

EDWARD H. ARNOLD:  56, Director since 1969
     President and Chairman of the Board (1982 to present) of Arnold Industries; President (1974 to present) and Treasurer
     (1974 to 1982) of New Penn. Mr. Arnold is also a director of Hamburger Hamlet Restaurants, Inc.

RONALD E. WALBORN:  59, Director since 1972
     President and Treasurer of Walborn Shambach Associates
     (Accountants); Treasurer (1982 to present) of Arnold
     Industries; Treasurer (1982 to present) and Assistant
     Treasurer (1980 to 1982) of New Penn.

ARTHUR L. PETERSON:  69, Director since 1988
     Executive Director of the Florida Association of Colleges and Universities; Director of the Academy of Senior
     Professionals, Eckerd College, St. Petersburg, Florida (1987 to 1994); President of Lebanon Valley College, Annville,
     Pennsylvania (1983 to 1987).


To Continue in Office

HEATH L. ALLEN:  68, Director since 1972
     Partner of Keefer, Wood, Allen & Rahal (Attorneys);
     Secretary (1982 to present) of Arnold Industries; Secretary
     (1972 to present) of New Penn. Mr. Allen is also a director of Nuclear Support Services, Inc.

KENNETH F. LEEDY:  54, Director since 1980
     Executive Vice President (1986 to present) and Vice
     President-Operations (1982 to 1986) of Arnold Industries;
     Executive Vice President (1983 to present) and Vice
     President-Operations (1975 to 1983) of New Penn.

CARLTON E. HUGHES:  64, Director since 1988
     Chairman of Stewart-Amos Steel, Inc.; President and
     Treasurer of Stewart-Amos Equipment Co. until 1993.  Mr.
     Hughes is also a director of CoreStates Financial Corp. and IREX Corp.

     The Board of Directors has established an Audit Committee. The functions of the Audit Committee are to recommend the engagement of the Company's independent auditors and to review with them the plan and scope of their audit for each year, the status of their audit during the year, the results of such audit when completed, and their fees for services performed. The Committee will also review with the Company's accountants the plan, scope and results of their operations and discuss with each group independently of the other any recommendations or matters which either considers to be of significance. The present members of the Audit Committee are Carlton E. Hughes (who is Chairman), Arthur L. Peterson and Heath L. Allen. The Audit Committee met once in 1995.

     The Board has established a Compensation Committee. The primary function of the Compensation Committee is to review and to make recommendations on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson. The Compensation Committee met one time in 1995. The Board does not have a standing Nominating Committee.

     Heath L. Allen who serves as Secretary and Director, and Ronald E. Walborn who serves as Treasurer and Director for the Company each received a flat fee of $10,000 for their services in 1995. Directors who are not also officers of the Company are paid $5,000 per year and a fee of $500 for each meeting of the Board of Directors attended, together with the expenses of attendance.


                       EXECUTIVE OFFICERS

     Executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. There are no arrange-ments or understandings between any executive officer and any other person pursuant to which the executive officers are selected. Set forth below is information on the executive officers of the Company, including age and principal occupation or employment during the past five years and all positions with the Company.

EDWARD H. ARNOLD:  56,
     President and Chairman of the Board (1982 to present) of Arnold Industries; President (1974 to present) and Treasurer
     (1974 to 1982) of New Penn.

KENNETH F. LEEDY:  54,
     Executive Vice President (1986 to present) and Vice
     President-Operations (1982 to 1986) of Arnold Industries;
     Executive Vice President (1983 to present) and Vice
     President-Operations (1975 to 1983) of New Penn.

PAUL L. SHIFFLER:  42,
     Chief Financial Officer (May 1992 to present) of Arnold
     Industries, Inc.; Chief Financial Officer of Jones Truck
     Lines, Inc. (May 1988 to October 1991).

HEATH L. ALLEN:  68,
     Partner of Keefer, Wood, Allen & Rahal (Attorneys);
     Secretary (1982 to present) of Arnold Industries; Secretary
     (1972 to present) of New Penn.

RONALD E. WALBORN:  59,
     President and Treasurer of Walborn Shambach Associates
     (Accountants); Treasurer (1982 to present) of Arnold
     Industries; Treasurer (1982 to present) and Assistant
     Treasurer (1980 to 1982) of New Penn.


            EXECUTIVE COMPENSATION AND OTHER BENEFITS

     The following table sets forth information concerning compensation paid or accrued by the Company and its subsidiaries during the fiscal year ended December 31, 1995, to or for the chief executive officer and each of the executive officers of the Company whose cash compensation exceeded $100,000:


                                    SUMMARY COMPENSATION TABLE


                           Annual Compensation                   Long Term Compensation
                                                        Other              Awards         All other
Name and principal    Year   Salary ($)    Bonus ($)    annual    Restricted   Options/   compensa-
position                                                compen-   stock        SARs (#)   tion <F2>
                                                        tions(s)  awards ($)      <F1>

 EDWARD H. ARNOLD      1995    187,200       433,000        -          -             -      14,940
 President & Chairman  1994    166,653       633,000        -          -             -      14,970
 of the Board          1993    147,628       733,000        -          -             -      25,421

 KENNETH F. LEEDY      1995    166,400       253,000        -          -             -      14,940
 Executive Vice        1994    146,204       353,000        -          -             -      14,970
 President             1993    127,504       453,000        -          -          36,400    25,421

 PAUL L. SHIFFLER      1995     94,010        36,144        -          -              -      3,909
 Chief Financial       1994     88,400        44,426        -          -           2,000     3,849
 Officer               1993     76,956        22,500        -          -           5,000     3,317

<F1>
      (1)    Adjusted for 11/22/93 two-for-one stock split.

<F2>
      (2) Represents amounts credited to the accounts of the named individuals pursuant to their respective profit-sharing or retirement plan. The amounts accrued under these plans are based on fair market value of the assets of the trust as determined by the Trustee on December 31 of the respective years for which the information is supplied.

     Stock Options. At the 1987 Annual Meeting, the shareholders approved the Arnold Industries, Inc. 1987 Stock Option Plan (the
"1987 Plan"), which is designed to promote continuity of management and to increase incentive for those primarily responsible for the Company's long-range financial success.

     The 1987 Plan is administered by the Board of Directors, which may extend rights to selected employees or consultants to purchase shares of common stock in the Company at stated option prices. The aggregate number of shares for which options may be granted under the 1987 Plan is presently 1,625,000. As of Decem-ber 31, 1995, options for 1,056,680 shares were outstanding to approximately 120 employees and/or consultants. The 1987 Plan will terminate on March 31, 1997, although outstanding options at that time will not be canceled by such termination.

     The options may be incentive stock options, which qualify for certain tax benefits (relating primarily to the deferral of gain recognition until the underlying stock is sold and the treatment of same as a capital gain as opposed to ordinary income), or nonqualified options, which do not qualify as incentive stock options. Incentive stock options must be granted at not less than the fair market value of the stock on the date granted, and nonqualified stock options must be granted at not less than one-half of the fair market value of the stock on the date granted. The Company may take a deduction for gain realized by its employee upon the exercise of a nonqualified option. Generally this is not so in the case of an incentive stock option. Options generally are non-transferable, conditioned upon continued employment with the Company and expire within 10 years of grant or upon stated occurrences. Other option terms may vary depending upon provisions of the specific option agreement. On June 28, 1991, and on July 13, 1995, the Company filed S-8 Registration Statements for Company stock subject to the 1987 Plan. The closing market price of Company common stock as of March 19, 1996 was 16.

     There were no stock options granted to or exercised by the Company's executive officers in fiscal year 1995. The tables below show information regarding stock options held by the Company's executive officers.



                          AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                                 YEAR AND FY-END OPTION/SAR VALUES

                                              Number of        Value of
                                              unexercised      unexercised
                                              Options/SARs     in-the-money
                    Shares         Value      at FY-End (#)    Options/SARs
                    acquired on    realized   exercisable/     at FY-End ($)
 Name               exercise (#)     ($)      unexercisable    exercisable/
                                                  <F1>         unexercisable

 EDWARD H. ARNOLD      -             -              -                 -

 KENNETH F. LEEDY      -             -         86,342/82,258    702,206/245,411

 PAUL L. SHIFFLER      -             -              0/11,000       0/27,425 <F2>

 HEATH L. ALLEN        -             -         88,400/0            695,000/0

 RONALD E. WALBORN     -             -         88,400/0            695,000/0


<F1>
    (1)     Adjusted for stock splits.

<F2>
    (2) Value does not include out-of-the-money option for 2,000 shares exercisable at $18.50 per share.

     Supplemental Retirement Plan. In 1980, in order to recognize past effort and to encourage future effort, New Penn implemented a supplemental retirement plan. This plan provides to 59 individuals certain retirement, disability and death benefits, which are available only if the individual is working for Arnold Industries or one of its subsidiaries at retirement, disability or death. Retirement benefits would commence five years after retirement, but not before age 65, and are conditioned on an absence of competitive employment for two years after retirement. Retirement benefits are payable monthly for ten years. Monthly disability and pre-retirement death benefits are one-half of retirement benefits, but are payable for twenty years. The Company is responsible for the full cost of the plan, with no contributions from the participants. The net pension cost for this plan was $139,932 for 1995.

     The monthly retirement benefits involve six different categories: (1) $1,666.67, (2) $1,250.00, (3) $1,041.67,
(4) $833.33, (5) $625.00 and (6) $416.67.  Category (1) covers
Messrs. Arnold and Leedy and 3 non-directors; category (2) includes Messrs. Allen and Walborn and 9 non-directors;
category (3) covers 3 other individuals; and categories (4) through (6) cover 40 individuals. The Board of Directors may from time to time add additional individuals to the plan, and may change the categories of participants to increase benefits.


                        PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock with: (i) the cumulative total return of a broad market index (i.e. NASDAQ MARKET INDEX) and (ii) the cumulative total return of a published industry or line-of-business index weighted for market capitalization (i.e., the SIC CODE 4213 INDUSTRY GROUP
- TRUCKING, EXCEPT LOCAL). This group is composed of the following entities: Aasche Transport Service; Allied Holdings, Inc.; American Freightways Corporation; Ampace Corporation; Anuhco, Inc.; Arkansas Best Corporation; Arnold Industries, Inc.; Arrow Transportation Company; Boyd Bros. Transport, Inc.; Builders Transport, Inc.; Caliber Systems, Inc.; Cannon Express CL B; Cannon Express, Inc. CL A; Celadon Group, Inc.; Consolidated Freightways; Country Wide Transport; Covenant Transport CL A; Frozen Food Express Industries; FRP Properties, Inc.; Heartland Express, Inc.; J.B. Hunt Transportation Services, Inc.; Intrenet, Inc.; Kenan Transport Company; KLLM Transport Services, Inc.; Knight Transportation; Landstar Systems, Inc.; Lynch Corporation; M.S. Carriers, Inc.; Mark VII, Inc.; Marten Transport, Ltd.; Matlack Systems, Inc.; Morgan Group, Inc. CL A; MTL, Inc.; Old Dominion Freight Line; OTR Express, Inc.; PAM Transportation Services; Polar Express Corporation; PST Vans, Inc.; Simon Transport Services CL A; Swift Transportation Co.; TNT Freightways Corporation; Transport Corporation of America; U.S. 1 Industries, Inc.; U.S. Xpress Enterprises CL A; USA Truck, Inc.; Vitran Corporation; Werner Enterprises, Inc.; and Yellow Corporation. Cumulative returns for the Company and both indices were calculated assuming dividend reinvestment.


                      GRAPH AND POINT DATA

  5-YEAR CUMULATIVE TOTAL RETURN AMONG ARNOLD INDUSTRIES, INC.
             NASDAQ MARKET INDEX AND SIC CODE INDEX

                    ----------------------FISCAL YEAR ENDING-----------------
COMPANY             1990      1991       1992     1993      1994     1995

ARNOLD IND INC      100       165.56    196.93    251.88    253.90   217.85
INDUSTRY INDEX      100       150.41    183.92    208.33    200.30   169.80
BROAD MARKET        100       128.38    129.64    155.50    163.26   211.77

                 ASSUMES $100 INVESTED ON JAN. 1, 1991
                      ASSUMES DIVIDEND REINVESTED
                   FISCAL YEAR ENDING DEC. 31, 1995


                REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee's primary function is to review and to make recommendations to the Board on executive officer compensation. The present members of the Compensation Committee are Carlton E. Hughes and Arthur L. Peterson, both of whom are non-employee "independent" directors of the Company. The Compensation Committee has reviewed the Company's policies on executive officer compensation and the compensation paid to the Company's executive officers for fiscal year 1995 and reports as set forth below.

     The Company's executive compensation policy is to provide competitive levels of total compensation in order to attract, motivate and retain skilled executive personnel, to recognize and reward individual initiative and achievements and to promote above average corporate performance. The Company also endorses the proposition that stock ownership in the Company by its employees and executive personnel and stock-based compensation arrangements are extremely beneficial in aligning the interests of its employees and management with its shareholders in maximizing Company value.

     The basic methods by which the Company compensates its executive officers and implements the aforementioned policy are those of annual salary, annual cash bonus and stock option grants made pursuant to the Company's 1987 Stock Option Plan. The Company also maintains a supplemental retirement plan for some 59 key employees (including its executive officers) to augment its profit-sharing/retirement plan, generally available to all eligible employees. Information on the Company's stock option plan can be found on page 5 of the proxy statement. Further information on the supplemental retirement plan and its benefits to the existing officers is found on page 6 of the statement.
The Company has not yet adopted a policy with respect to the $1,000,000 limitation on deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Committee believes that the base salaries of the Company's principal executive officers are in the median range for the trucking industry. The Company utilizes cash bonus and stock option elements to reward superior performance. The Company considers the desires of the executive and the needs of the Company in determining the overall compensation package and the executive's stock and option holdings in adjusting the mixture between the cash bonus and stock option elements on a yearly basis. In 1995, the Company utilized annual salary and annual cash bonus awards but did not utilize stock options.

     The Company looks to both quantitative and qualitative factors in determining the job performance of all of its employees, including executive officers. The primary quantitative criteria applied to its executive officers are Company return on shareholder investment, net earnings, revenue and cost trends. Internal quantitative criteria such as adherence to, or improvement on, operating budgets or Company specific goals, including revenue and earnings targets and cost or claims reduction projects are also considered, when applicable. Qualitative factors such as the ability to motivate others, to adapt and accomplish new tasks and to assist in both short and long range strategic planning for the Company, as well as the officer's internal performance history, are also considered in arriving at appropriate overall compensation levels. The Company has not established a specific mathematic weighting or formula for application of these principles. These criteria are applied on a subjective basis from year to year and were given roughly equal weight in 1995's determinations.

     Application of the foregoing criteria to Edward H. Arnold, the Company's chief executive officer, continues to support placing Mr. Arnold's total compensation package for 1995 at the high end of his counterparts in the trucking industry. In terms of qualitative factors, Mr. Arnold continues his leadership role in strategic planning and remains an exceptional motivating force among the Company's executive officers and personnel, emphasizing a commitment to continuous improvement in customer service and cost efficiency.

     In quantitative terms, the Company again achieved new highs in annual revenues and earnings in 1995 and remained a stand-out performer among its trucking counterparts in return on shareholder investment. However, due in part to intense competition and price-cutting throughout the trucking industry in 1995 and to slowing economic conditions in the Northeast, the Company did not reach its own internal revenue and earnings targets this year. Accordingly, Mr. Arnold's total compensation package, while reflecting the Company's above average performance in 1995, was nonetheless reduced from 1993 and 1994 levels. Insofar as Mr. Arnold has foregone participation in the Company's stock option program due to his already substantial holdings of Company stock, his 1995 compensation package utilizes only salary and cash bonus components.

                                The Compensation Committee
                                Carlton E. Hughes
                                Arthur L. Peterson


   COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hughes and Mr. Peterson are independent directors of the Company. They are not, and have not been, officers or employees of the Company or any of its subsidiaries.


                      CERTAIN TRANSACTIONS

     The firm of Keefer, Wood, Allen & Rahal, of which Heath L. Allen, a director of the Company, is a partner, received legal fees of approximately $274,000 for services performed in 1995 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Keefer, Wood, Allen & Rahal through 1996 for legal services to be performed.

      The firm of Walborn Shambach Associates, of which Ronald E. Walborn, a director of the Company, is President and Treasurer, received fees for management and other accounting services of approximately $459,000 for services performed in 1995 for the Company and its subsidiaries. It is anticipated that the Company and its subsidiaries will make payments to Walborn Shambach Associates through 1996 for management and accounting services to be performed.


                     INDEPENDENT ACCOUNTANTS

     The firm of Coopers & Lybrand L.L.P. has served as independent certified public accountants to audit the books, records and accounts of the Company and its subsidiaries since
1991, the Company's last five fiscal years.

     A representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will be afforded an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     The Company presently intends to utilize Coopers & Lybrand L.L.P. to serve as independent auditor for its 1996 fiscal year but has opted not to submit ratification of same to a vote of shareholders so as to maintain Board discretion in this matter.


          SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The 1997 Annual Meeting of Shareholders will be held on or about May 7, 1997. Proposals of shareholders intended to be presented for action at that meeting must be submitted in writing and received by the Company at its corporate headquarters, 625 South Fifth Avenue, P. O. Box 630, Lebanon, PA, 17042-0630,
Attn: Corporate Secretary, not later than December 22, 1996, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting, in accordance with regulations governing the solicitation of proxies. It is suggested that a shareholder making a proposal submit the proposal by Certified Mail - Return Receipt Requested.

     The Bylaws provide that nominations of candidates for election to the Board at an annual meeting, other than those made by or on behalf of existing management, must be made in writing and delivered or mailed to the Corporate Secretary not less than fifteen (15) nor more than fifty (50) days prior to that annual meeting.


                          OTHER MATTERS

     The Board of Directors does not intend to bring any matters before the Annual Meeting other than those specifically set forth in the notice of the Annual Meeting and knows of no matters to be brought before the meeting by others. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy, or their substitutes, to vote said proxy in accordance with their best judgment on such matters.


     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE AT THE ANNUAL MEETING. ANY SHAREHOLDER, UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, MAY OBTAIN A COPY OF THE COMPANY'S 10-K WITHOUT CHARGE.


                     By Order of the Board of Directors,

                               HEATH L. ALLEN
                                  Secretary

Lebanon, Pennsylvania
March 22, 1996

                                    APPENDIX
                                REVOCABLE PROXY
                            ARNOLD INDUSTRIES, INC.

X  PLEASE MARK VOTES
   AS IN THIS EXAMPLE

                             ANNUAL MEETING OF SHAREHOLDERS
                                      MAY 1, 1996

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Arnold Industries, Inc., to be held on Wednesday, May 1, 1996, at 4:00 p.m., at the Lebanon Country Club, 3375 West Oak Street, Lebanon, Pennsylvania, and the proxy statement for said meeting attached thereto, and hereby appoints Kenneth F. Leedy or Heath L. Allen, or either of them, proxies to vote and act at the 1996 Annual Meeting of Shareholders or at any adjournment or adjournments thereof, on any business that may properly come before such meeting, including:

                                               With-     For All
1.  Election of Directors           For        hold      Except
    of the Company:                 _____      _____     _____

     Edward H. Arnold, Ronald E. Walborn and Arthur L. Peterson

INSTRUCTION:  To withhold authority to vote for any nominee, mark
"For All Except" and write that nominee's name in the space
provided below.
________________________________________________________________


2.  With respect to the use         For       Against   Abstain
    of their discretion in          _____     _____      _____
    such other business as
    may come before the
    meeting or any adjourn-
    ments thereof.

The stock covered by this proxy will be voted in accordance with specifications made. IF NO SPECIFICATION IS MADE, THE PROXIES
ARE APPOINTED WITH AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS AND IN FAVOR OF PROPOSAL 2.

     Please sign your proxy exactly as your name appears on the certificate. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If owner is a corporation, sign full corporate name by a duly authorized officer. If two or more persons are named as owners, both or all should sign.

Please be sure to sign and date                 Date
this Proxy in the box below.                    _______________


                       THIS PROXY IS SOLICITED ON BEHALF
                     OF THE REGISTRANT'S BOARD OF DIRECTORS.

__________________________________________________________
Shareholder sign above       Co-holder (if any) sign above